Exhibit 5.1

December 20, 2017

To:

Check-Cap Ltd.
Check-Cap Building
29 Abba Hushi Avenue
P.O. Box 1271
Isfiya, 3009000, Israel

Re: Check-Cap Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to Check-Cap Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the issuance and sale by the Company of 2,272,640 ordinary shares, par value NIS 0.20 per share, of the Company (“Ordinary Shares”) in a registered direct offering and a concurrent private placement of warrants (the “Warrants”) to purchase up to 1,704,480 Ordinary Shares (the “Warrant Shares”), pursuant to the terms of a Securities Purchase Agreement dated as of November 20, 2017, by and between the Company and the investors parties thereto (the “Offering”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the registration statement on Form F-1 (the “Registration Statement”) registering the resale, from time to time, of the Warrant Shares by the selling shareholders named in the prospectus that forms part of the Registration Statement, filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and to which this opinion letter is attached as an exhibit; (ii) a copy of the articles of association of the Company, as in effect at the time of the Offering; (iii) resolutions of committees of the Board of Directors of the Company and of the board of directors of the Company (the “Board”) in connection with the Offering; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.  We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of such latter documents.  We have assumed the same to have been properly given and to be accurate.  We have also assumed the truth of all facts communicated to us by the Company and that all consents and minutes of meetings of committees of the Board, the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the articles of association of the Company as in effect and all applicable laws.

We have further assumed that, at the time of issuance and sale of the Warrant Shares, (i) a sufficient number of Ordinary Shares are authorized and available for issuance under the articles of association of the Company as then in effect and (ii) the consideration for the issuance and sale of the Warrant Shares is in an amount that is not less than the nominal (par) value of the Ordinary Shares.

Based upon and subject to the foregoing, we are of the opinion that the Warrant Shares have been duly authorized for issuance by all necessary corporate action by the Company and, when issued, delivered and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date hereof that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ Fischer Behar Chen Well Orion & Co.